UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________
FORM 8-K
________________________________________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2014

________________________________________________
Advanced Energy Industries, Inc.
(Exact name of registrant as specified in its charter)

________________________________________________

Delaware	000-26966	84-0846841
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1625 Sharp Point Drive, Fort Collins, Colorado	80525
(Address of principal executive offices)	(Zip Code)

(970) 221-4670
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Ronald C. Foster to the Board of Directors
On November 6, 2014, The Board of Directors (the “Board”) of Advanced Energy Industries, Inc. (the “Company”) increased the size of the Board to eight members and appointed Ronald C. Foster as a director effective immediately. As with all Directors, Mr. Foster is subject to annual election at the next annual meeting of shareholders scheduled to be held in May 2015.
Mr. Foster, age 64, has served as Chief Financial Officer and Vice President of Finance of Micron Technology, Inc. (“Micron”) since April 2008.  Mr. Foster was appointed to his current position in 2008 after serving as a member of Micron’s Board of Directors from June 2004 to April 2005.  Before joining Micron, Mr. Foster was the Chief Financial Officer and Senior Vice President of FormFactor, Inc, a semiconductor wafer test equipment company.  Prior to Form Factor, Inc., Mr. Foster previously served as the Chief Financial Officer for JDS Uniphase, Inc. and Novell, Inc., and in various financial and operational roles at Applied Materials, Egghead Software and Hewlett Packard. He currently serves as a director of Inotera Memories Inc. and has been a director of LUXIM Corporation.  Mr. Foster holds a BA in Economics from Whitman College and an MBA from the University of Chicago. The Board has determined that Mr. Foster is an “independent director” within the meaning of the Nasdaq Stock Market rules. Mr. Foster was appointed to the Audit & Finance Committee and the Compensation Committee. There is no arrangement or understanding between Mr. Foster and any other person pursuant to which he was elected as a director of the Company. Additionally, there is no transaction between Mr. Foster and the Company that would require disclosure under Item 404(a) of Regulation S-K.
In connection with his appointment to the Board, Mr. Foster has been granted 10,000 restricted stock units pursuant to the Company’s 2008 Omnibus Incentive Plan, as amended (the “2008 Plan”), which vest while a director as to 25% of the underlying shares on each anniversary of the grant date until fully vested on the fourth anniversary of the grant date. A copy of the 2008 Plan has been previously filed with the Securities and Exchange Commission (File No. 000-26966) as Exhibit 10.37 to the Form 10-K for the year ended December 31, 2010, filed on March 2, 2011. Other elements of his compensation as a member of the Board will be consistent with the compensation received by other non-employee members of the Board, as disclosed in the Company’s Schedule 14A definitive proxy statement.
Also in connection with his appointment to the Board, Mr. Foster and the Company plan to execute the Company’s standard form of director indemnification agreement that provides, among other things, that the Company will indemnify and hold Mr. Foster harmless for losses and expenses resulting from claims arising out of, or related to, the fact that he is or was a director of the Company. The form of director indemnification agreement has been previously filed with the Securities and Exchange Commission (File No. 000-26966) as Exhibit 10.1 to the Form 8-K filed on December 14, 2009.

On November 6, 2014, Advanced Energy Industries, Inc. issued a press release entitled “Ronald Foster Joins the Advanced Energy Board of Directors.” A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated November 6, 2014 by Advanced Energy Industries, Inc., announcing that Ronald Foster has joined the Advanced Energy Industries Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Thomas O. McGimpsey
Date: November 7, 2014	Thomas O. McGimpsey
Executive Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated November 6, 2014